                                                                      Exhibit 1








                               /S/ MAY 1, 1996


Board of Directors
Nevada Energy Company, Inc.
401 E. Fourth Street
Reno, NV 89512

     Re:  Resignation

Gentlemen:

     Please be advised that I have decided to resign my position as a Director
on the Board of Directors for Nevada Energy Company, Inc., effective   /S/ MAY
1, 1996, at 11:59 p.m. PST, in order to more actively pursue other business interests. I have enjoyed my association with the Company and wish you continued success in the future.

                              Very truly yours,

                              /s/ Jeffrey E. Antisdel

                              Jeffrey E. Antisdel
                              4330 W. Hidden Valley Drive
                              Reno, NV 89502

                               /S/ MAY 1, 1996


Board of Directors
Nevada Energy Company, Inc.
401 E. Fourth Street
Reno, NV 89512

     Re:  Resignation

Gentlemen:

     Please be advised that I have decided to resign my position as a Director
on the Board of Directors for Nevada Energy Company, Inc., effective   /S/ MAY
1, 1996, at 11:59 p.m. PST, in order to more actively pursue other business interests. I have enjoyed my association with the Company and wish you continued success in the future.

                              Very truly yours,

                              /s/ Richard A. Cascarilla

                              Richard A. Cascarilla
                              1184 Holt Road
                              Mason, MI 48854

                               MAY 1, 1996



Board of Directors
Nevada Energy Company, Inc.
401 E. Fourth Street
Reno, NV 89512

     Re:  Resignation
          -----------

Gentlemen:

     Please be advised that I have decided to resign my position as a Director on the Board of Directors for Nevada Energy Company, Inc., effective the second
day following closing on   /S/ MAY 1, 1996, at 11:59 p.m. PST, in order to more
actively pursue other business interests. I have enjoyed my association with the Company and wish you continued success in the future.

                              Very truly yours,

                              /s/ Michael R. Kassouff

                              Michael R. Kassouff
                              334 E. Gaywood
                              Houston, TX 77079

                               MAY 1, 1996



Board of Directors
Nevada Energy Company, Inc.
401 E. Fourth Street
Reno, NV 89512

     Re:  Resignation
          -----------

Gentlemen:

     Please be advised that I have decided to resign my position as a Director on the Board of Directors for Nevada Energy Company, Inc., effective the day
following closing on   /S/ MAY 1, 1996, at 11:59 p.m. PST, in order to more
actively pursue other business interests. I have enjoyed my association with the Company and wish you continued success in the future.

                              Very truly yours,

                              /s/ Jeffrey Modesitt, Sr.

                              Jeffrey Modesitt, Sr.
                              6037 S. Bellaire Way
                              Littleton, CO 80201



                                                                End of Exhibit 1